UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒  Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ATLANTIC TELE-NETWORK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

Reg. 240.14a-101.

ATLANTIC TELE-NETWORK, INC.

P.O. Box 12030

St. Thomas, U.S. Virgin Islands 00801-5030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 21, 2004

April 16, 2004

To the Stockholders of

    ATLANTIC TELE-NETWORK, INC.:

You are cordially invited to attend the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the “Company”), which will be held at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York, 10006 on Friday, May 21, at 10:00 A.M., for the following purposes:

1.	To elect four directors of the Company to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

2.	To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 15, 2004 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of such stockholders will be available for inspection at the offices of The Bank of New York, 101 Barclay Street, New York, New York 10286.

Whether or not you expect to attend the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the enclosed postage prepaid envelope.

By Order of the Board of Directors

Douglas J. Minster

Secretary

ATLANTIC TELE-NETWORK, INC.

P.O. Box 12030

St. Thomas, U.S. Virgin Islands 00801-5030

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders of ATLANTIC TELE-NETWORK, INC., a Delaware corporation (the “Company”), to be held on May 21, 2004 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting, or at any adjournment thereof. It may be revoked, by written notice or by furnishing a proxy subsequent in time, at any time prior to its use. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted FOR the election of the nominees set forth herein under “Election of Directors” and in the discretion of the appointed proxies on any other matter that may properly come before the meeting.

Only stockholders of record at the close of business on April 15, 2004 will be entitled to vote at the meeting. On that date, 5,000,673 shares of common stock, par value $.01 per share (the “Common Stock”), were outstanding, each such share of stock having one vote.

The election of directors requires a plurality of the votes cast. The Board of Directors recommends that Stockholders vote “FOR” the election of each of the nominees to the Board. Inspectors of election appointed by the Company’s Board of Directors will tabulate votes. Except for quorum purposes, votes withheld will have no legal effect.

This Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card are first being mailed to stockholders of the Company on or about April 21, 2004.

The Company will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and telegraph by directors, officers and employees of the Company and its subsidiaries without receiving additional compensation. Upon request, the Company will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

Principal Stockholders

The following table lists the beneficial ownership of each person or group who, as of March 31, 2004, owned, to the Company’s knowledge, more than five percent of the Company’s Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Security
Cornelius B. Prior, Jr.	2,951,084	(1)	59.14%
P.O. Box 12030 St. Thomas, U.S. Virgin Islands 00801-5030

FMR Corp.	493,220	(2)	9.86%
82 Devonshire Street Boston, MA 02019

(1)	Includes 200 shares owned by Gertrude Prior, Mr. Prior’s wife, and 16,000 shares in the Katherine D. Prior Revocable Trust, as to each of which Mr. Prior disclaims beneficial ownership.
(2)	Based on information contained in a Schedule 13G Statement filed with the Securities and Exchange Commission on February 17, 2004.

ELECTION OF DIRECTORS

Four directors are to be elected at the meeting to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote FOR the election of the nominees listed below. It is not expected that any of the nominees will become unavailable for election as a director, but, if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Company’s Board of Directors shall recommend.

The Board of Directors has unanimously approved all of the nominees whose names and certain information supplied by them to the Company, are as follows:

Ernst A. Burri

Cornelius B. Prior, Jr.

Charles J. Roesslein

Henry U. Wheatley

All of the nominees are incumbent directors and Mr. Prior is an executive officer of the Company.

Ernst A. Burri, 60, retired as president of CODETEL, the leading telecommunications carrier in the Dominican Republic and a subsidiary of GTE Corporation, on December 31, 1997. Mr. Burri served in GTE Corporation for 25 years in many domestic and international assignments and was president of CODETEL since January 1991. He is currently an independent consultant in the areas of leadership, business planning and organization development and is actively engaged in education and training, with special focus on telecommunications, energy, environment and health. Mr. Burri has been a director of the Company since May 18, 1998 and is the Chairman of the Board’s Compensation Committee and a member of the Audit Committee.

Cornelius B. Prior, Jr., 70, became Co-Chief Executive Officer, President, and a director of the Company upon its founding in 1987 and since December 30, 1997 has been Chief Executive Officer and Chairman of the Board. From 1980 until June 1987, Mr. Prior was a managing director and stockholder of Kidder, Peabody & Co. Incorporated, where he directed the Telecommunications Finance Group. Mr. Prior was a Fulbright Scholar following graduation from Holy Cross College and the Harvard Law School. He is also currently the Chairman of the Caribbean Association of National Telephone Organizations (CANTO). Mr. Prior is the father of Michael T. Prior, the Chief Financial Officer and Treasurer of the Company.

Charles J. Roesslein, 55, retired as an officer of SBC Communications, Inc. in December 2000. During his last ten years with SBC, Mr. Roesslein held a wide variety of network, public affairs, strategic planning, corporate development, and finance assignments for SBC and its subsidiary companies, including vice president-chief financial officer and treasurer of Southwestern Bell Telephone Company and president and chief executive officer of companies responsible for the operation of SBC’s cable television businesses and internet service provider business. Mr. Roesslein is a member of the Engineering Foundation Advisory Council of the University of Texas at Austin’s College of Engineering and is also a member of the College of Engineering’s Dean’s Engineering Advisory Council of the University of Missouri. He was, during 1998-99, a member of Texas Governor George W. Bush’s Science & Technology Council, and he serves on the board of directors of National Instruments Corporation, a manufacturer of automated test and manufacturing equipment and Quovadx, a medical software company. Mr. Roesslein was elected to the Board of Directors on April 8, 2002, and is the Chairman of the Board’s Audit Committee and a member of the Compensation Committee.

Henry U. Wheatley, 72, has been the President of Wheatley Realty Corporation since 1973 where he manages the development of shopping centers. Mr. Wheatley is also Chairman of the Board of Coral World (Virgin Islands), Inc., and has been vice president and trustee of Islands Resources Foundation since 1972. Mr. Wheatley has been a director of the Company since December 30, 1997. He was a director of the Virgin Islands Telephone Corporation from 1994 to December 30, 1997 and is a member of the Board’s Audit and Compensation Committees.

Meetings and Committees of the Board of Directors

During 2003, there were five meetings of the Board of Directors. No director serving on the Board of Directors in 2003 attended fewer than 75% of such meetings of the Board of Directors and the Committee(s) on which he serves. Although the Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders, all of the then-current directors attended last year’s Annual Meeting of Stockholders held on May 12, 2003.

Until late 2003, the Board had a combined Audit and Compensation Committee. In 2003, the Board created separate Audit and Compensation Committees whose functions are described in the reports of each committee set forth below. The Audit and Compensation Committees are both comprised of three members, each of whom is independent as defined in the listing standards of the American Stock Exchange. The current members of each committee are Messrs. Burri, Roesslein and Wheatley. The charters of the Audit and Compensation Committees, as amended and restated and adopted by the Board of Directors by unanimous written consent on December 1, 2003, can be found in Appendices A and B respectively.

The Board does not have a standing nominating committee or any other committee performing similar functions or a charter governing the nomination process. In deciding not to form a nominating committee at this time, the Board considered the following facts: (1) the Chairman of the Board holds and typically votes more than a majority of the outstanding shares of Common Stock of the Company and therefore he has the ability to ensure that his choice of director be elected, (2) three of the four directors of the Company are independent, as defined in the listing standards of AMEX, and (3) the independent directors are each members of the audit and compensation committees and, other than the Chairman, there are no other directors of the Company. Given those facts, the Board felt that there was no significant benefit to the Company or any of the stockholders for the creation of a nominating committee at this time. Each of the independent directors participates in consideration of director nominees and the board nominees listed above were selected by unanimous approval of the directors, including all independent directors.

It is the Board’s policy, when developing the slate of directors, to consider stockholder recommendations for candidates for the Board. The name of any recommended candidate for director, together with a brief biographical sketch and a document indicating the candidate’s qualifications and willingness to serve, if elected, should be sent to the attention of the Secretary of the Company. Candidates for director should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of stockholders of the Company. There are no differences in the manner in which the Board of Directors evaluates nominees for director based on whether the nominee is recommended by a stockholder.

The Audit Committee met eight times during 2003. The functions of the Audit Committee include:

•	Appointing, compensating, evaluating and overseeing the Company’s independent auditors;

•	Reviewing with the Company’s independent auditors the plan and scope of the audit, its status during the year and any recommendations the independent auditors may have for improving or changing the audit and control environment;

•	Pre-approving any non-audit services the independent auditors perform in accordance with specific procedures adopted by the Committee during 2003;

•	Discussing with management and the independent auditors and the Company’s internal auditors the adequacy of internal accounting controls and, if deemed necessary or appropriate, discussing with each of them, independently of the other, any recommendations on matters that any of them considers to be of importance;

•	Reviewing the Company’s accounting principles, policies and practices and financial reporting policies and practices;

•	Reviewing, prior to publication or filing, the Company’s annual audited financial statements, quarterly earnings releases and the disclosures that are to be included in the Company’s reports on Form 10-Q and Form 10-K, as well as such other information as the Committee deems desirable; and

•	Undertaking other duties as assigned by the Board of Directors.

The Board has approved an amended charter for the Audit Committee that complies with the new corporate governance rules of the American Stock Exchange (“AMEX”). The charter is included in this proxy statement as Appendix A.

Under current AMEX rules, members of the Audit Committee must be financially literate—able to read and understand fundamental financial statements. The Board of Directors, exercising its business judgment, has determined that each member of the Audit Committee is so financially literate. The Company is required to disclose whether the Board’s Audit Committee includes an “audit committee financial expert” as defined in the applicable regulations of the SEC. In the exercise of its business judgment, the Board has determined that Mr. Charles Roesslein, who is re-nominated as a director and who currently is the Chairman of the Audit Committee, qualifies as an “audit committee financial expert.” The AMEX rules also require members of the Audit Committee to be independent, which the rules define as having no material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. The Board of Directors, in the exercise of its business judgment and consistent with AMEX rules, has determined that the members of the Company’s Audit Committee—Messrs. Burri, Roesslein, and Wheatley — meet the AMEX’s standard for independence. In making these determinations, the Board considered the fact that none of these directors had (i) any relationships with the Company of the types set forth in the AMEX’s corporate governance rules nor (ii) any other relationships that in the Board’s judgment would interfere with the director’s independence.

The Audit Committee has adopted specific procedures for pre-approval of audit and non-audit services. These procedures are set forth in Appendix A and include reviewing with management and the independent auditors the proposed scope of services to be provided, the proposed fees associated with such services and formally approving the engagement letter covering the services.

The Compensation Committee met once during 2003. The functions of the Compensation Committee include:

•	Determining, after consultation with the Board: (1) the compensation of the chief executive officer and (2) upon the recommendation of the chief executive officer, the compensation of the Company’s other executive officers;

•	Administering and taking all action required or permitted to be taken by the Board under any Company stock-based incentive plans (including the approval of management recommendations for grants of options under any such plans and determination of the appropriate grants for the Company’s chief executive officer);

•	Reviewing the compensation of members of the Board for service both on the full Board and any committees thereof, and recommending to the Board any changes to compensation of Board members;

•	Reviewing and making recommendations to the Board regarding the level, coverage, and competitiveness (based on industry data) of the Company’s compensation (including salary and bonus), incentives (both current and long-term), benefits (including profit sharing, group health coverage, disability coverage and life insurance benefits, and use of Company stock in option, bonus, or appreciation arrangements), and other perquisites; and

•	undertaking such other functions as are assigned to the Committee by the Board.

Executive officers of the Company, as well as all other management personnel, receive annual compensation that may consist of (1) base salary, (2) variable pay under the bonus plan, and (3) incentive stock options granted under the 1998 Stock Option Plan. The amount paid under the bonus plan is based upon the employee’s or officer’s base salary, and the achievement of certain pre-established performance criteria each year.

Security Ownership of Management

The following table shows the beneficial ownership, to the best of the Company’s knowledge, of the Company’s Common Stock by (i) each director of the Company, (ii) each executive officer identified in the Summary Compensation Table set forth below, and (iii) all the directors and executive officers of the Company as a group as of March 31, 2004:

Name	Amount and Nature of Beneficial Ownership	Notes	Percent of Security
Ernst A. Burri	8,097	(1)	*
Joseph L. DiMaio	—		*
Lawrence Fuccella	—		*
Richard Hanscom	4,000		*
Cornelius B. Prior, Jr.	2,951,084	(2)	59.01%
Samuel Sigarto	—		*
Charles J. Roesslein	3,737	(3)	*
Henry U. Wheatley	11,694	(4)	*
All Directors and Executive Officers of the Company as a Group (12 persons)	2,986,577		59.7%

*	= less than 1%
(1)	Represents shares held in the Company’s Directors’ Remuneration Plan. Under the Plan (see also “Compensation of Directors”) the director has a vested interest in the shares and a right to receive the dividends thereunder but may not vote or dispose of the shares until the Payment Commencement Date (as defined under the Plan).
(2)	Includes 200 shares owned by Gertrude Prior, Mr. Prior’s wife, and 16,000 shares in the Katherine D. Prior Revocable Trust, as to each of which Mr. Prior disclaims beneficial ownership.
(3)	Comprised of 1,000 shares awarded upon initial election to the Board of Directors and 2,737 shares held in the Company’s Directors’ Remuneration Plan.
(4)	Includes 3,909 shares held in the Company’s Directors’ Remuneration Plan and 7,785 shares held in the Henry U. Wheatley Revocable Trust as to the latter of which Mr. Wheatley disclaims beneficial ownership.

COMPENSATION OF EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company, and each of the Company’s most highly paid executive officers (other than the CEO) who was an executive officer of the Company at December 31, 2003, or who served as an executive officer during 2003, and whose total annual salary and bonus earned during 2003 exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation						Long Term Compensation Awards	All Other Compensation (2)
	Year	Salary		Bonus			Securities Underlying Options (1)
Cornelius B. Prior, Jr.	2003		$350,000		—		—		$24,000
Chairman of the Board	2002		$350,000		—		—		$24,000
and Chief Executive Officer	2001		$350,000		—		—		$24,000

Joseph L. DiMaio, Executive Vice President	2003		$233,269		$250,000	(3)	—		—

Lawrence Fuccella	2003		$130,000		$—		—		$15,600
Vice-President	2002 2001	$ $	130,000 136,154	$ $	9,750 —		— —	$ $	9,750 20,423

Samuel Sigarto, (4)	2003		$146,154		$—		—		$17,538
Executive Vice President

Richard Hanscom	2003		$133,750		$—		—		$16,050
Vice-President	2002 2001	$ $	120,288 100,000	$ $	36,250 10,000		— —	$ $	11,250 16,500

(1)	Consists of options to purchase Common Stock of the Company granted under the Company’s 1998 Stock Option Plan.
(2)	Consists of Company contributions under a qualified SEP IRA (see “Benefit Plans”) through 2002 and the Atlantic Tele-Network Employee Savings Trust in 2003.
(3)	Mr. DiMaio received a $250,000 signing bonus.
(4)	Mr. Sigarto left the employ of the Company in August 2003.

Option Grants in Last Fiscal Year

There were no options granted during 2003.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

There were no options exercised by the named executive officers during 2003 and there were no outstanding options at December 31, 2003.

Equity Compensation Plan Information

The following table contains information regarding the Company’s Equity Compensation Plans as of December 31, 2003:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Warrants, Options and Rights	Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders (1)	—	$—	154,583
Equity compensation plans not approved by security holders (2)	23,528	12.59	61,255

Total	23,528	$12.59	215,838

(1)	The approved plan is the 1998 Stock Option Plan.
(2)	The plan not approved by the stockholders is the Director’s Remuneration Plan adopted by the Board in 1999, which permits Directors, who are not officers or employees, to defer either 50% or 100% of their annual retainer in the form of common stock of the Company.

Board of Directors’ Remuneration Plan

Directors who are not officers or employees of the Company have the option under a director’s remuneration plan (“Directors’ Plan”), adopted by the board of directors in 1999, of electing to receive either 50% or 100% of their annual retainer in the form of company common stock on a deferred basis. For purposes of these elections, such stock is valued at the mean between the high and low reported sales prices of such stock in the last trading day in the month preceding the date of the election. Directors’ annual retainers relate to their terms of office that run from one annual stockholders’ meeting to the next. The following table shows for each of the three calendar years the aggregate amounts of annual retainer which participating directors have elected to take in stock units under the Directors Plan and the number of stock units allocated to them under the Plan:

Term of Office	Annual Retainer Paid in Stock Units	Number of Stock Units
2001-2002	$100,000	9,083
2002-2003	$80,000	4,582
2003-2004	$80,000	4,685

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of the Company’s Common Stock. Directors, officers and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, during the Company’s fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its directors, officers and ten-percent stockholders have been satisfied except as follows: A Form 3 for Christopher Burns, Chief Accounting Officer, to report his appointment as an officer of the Company in September 2003, and for each of Douglas J. Minster, Vice President and General Counsel and Steven J. Parrish, Vice President of Operations, to report the appointment of each of these individuals as an officer of the Company in December 2003, was filed tardy in April 2004. A Form 4 for each of Ernst A. Burri, Charles J. Roesslein and Henry A. Wheatley, each a director of the Company, reporting the acquisition of 1,171, 1,171 and 2,343 phantom stock units, respectively, of the Company under the Company’s Directors’ Remuneration Plan, which was due to be filed by May 14, 2003, was filed tardy on June 30, 2003. A Form 5 for Cornelius B. Prior, Jr., Chief Executive Officer and Chairman of the Board, reporting two dispositions by gift of 1,000 shares of common stock each, which was due to be filed on February 16, 2004, was filed tardy on February 17, 2004. A Form 5 for Michael T. Prior, reporting the acquisition by gift of 785 shares of common stock, directly, and 11,775 shares of common stock, indirectly as distribution agent, which was due to be filed on February 16, 2004, was filed tardy on February 26, 2004.

In making these statements, the Company has relied upon written representations of its directors, officers and ten-percent stockholders and copies of reports they have filed with the SEC.

Benefit Plans

Until December 30, 1997, Company employees were covered by the Atlantic Tele-Network, Inc. Defined Benefit Plan for Salaried Employees; however, as of the consummation on that date of the spin-off of Emerging Communications, Inc. (“ECI”) with the U.S. Virgin Islands operation of the Company and its subsidiaries, all obligations for that plan were assumed by ECI. From 1998 to 2002, the Company provided a Simplified Employee Pension Plan, commonly know as SEP-IRA, for its employees. The plan provided for contribution percentages of 0% to 15% of compensation, up to a maximum contribution of $24,000 per participant. This plan was discontinued in 2002 and was replaced in 2003 by the Atlantic Tele-Network, Inc. Employee Savings Trust, a 401(k) retirement savings plan. Under the plan, employees with more than six months of continuous service may enroll in the plan and elect to defer a portion of their earnings (up to $14,000 in 2003 including a $2,000 catch up allowance for employees who are at least 50 years of age) into their plan account. Presently the Company makes a contribution to each participant’s account of a percentage of the participating employee’s salary. This contribution is made regardless of whether an employee elects to defer a percentage of his compensation. It is in the Company’s sole discretion whether to modify the Company contribution or terminate the plan.

Pursuant to Mr. Prior’s employment contract with a subsidiary of the Company, he was entitled upon retirement from that subsidiary to a supplemental pension benefit over and above the benefits provided under a defined benefit plan maintained by that subsidiary. In the split-up of the Company in December 1997, that subsidiary became a subsidiary of ECI and Mr. Prior retired from the employ of that subsidiary. Mr. Prior has brought suit against that subsidiary for payment in a lump sum of his supplemental pension benefits that have been calculated to be approximately $775,000 as of October 1, 1998. The ECI subsidiary has denied responsibility for payment of Mr. Prior’s supplemental pension and, among other things, has asserted that in the split-up of the Company in December 1997, the obligation for Mr. Prior’s supplemental pension became an obligation of the Company. If the subsidiary succeeds with its defense against Mr. Prior’s claim, the Company may be obligated to pay the supplemental pension benefit to Mr. Prior.

Compensation Committee Interlocks and Insider Participation

The members of the Company Compensation Committee in 2003 were Charles Roesslein, Ernst Burri and Henry Wheatley. During or prior to the Company’s fiscal year ended December 31, 2003, none of these members was an officer or employee of the Company or its subsidiaries or, to the Company’s knowledge, had relationships requiring disclosure under the SEC Rules. In making these statements, the Company has relied upon written representations of its directors.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the “Committee”) establishes and administers the Company’s executive compensation program.

Executive compensation policy

The Committee seeks to provide an appropriate level of base salary to the Company’s executive officers and to supplement the executives’ base salaries with two types of benefits:

•	Cash- and stock-based compensation programs that reward the Company’s executives for achieving operational targets and increasing stockholder value; and

•	Benefit programs comparable to those offered to executive officers at companies with whom ATN competes for executive talent.

Base salary

The Committee reviewed the compensation of the chief executive officer and the other executive officers of the Company in light of the Committee members’ own business experience, and the chief executive officer’s recommendation as to compensation for each of the officers. The Committee determined that no adjustment should be made in the current compensation level of the chief executive officer and agreed with the chief executive officer’s recommendation to increase the annual salary of Michael T. Prior, the Company’s chief financial officer, from $175,000 to $195,000 effective January 1, 2004. The committee agreed to maintain the salaries of the remaining officers at their current levels. In making this recommendation, the Committee considered: (i) overall financial, strategic and operational company performance; (ii) individual performance; (iii) market data for peer companies; and, (iv) certain additional factors within the Committee’s discretion. These factors were not independently assigned specific weights.

Bonus plan

A key portion of an executive officer’s variable pay at ATN is the Company’s Bonus Plan. The Bonus Plan rewards executive officers by awarding as a bonus, a percentage of the executive’s base salary. The bonus is variable and is based upon the Company’s operating earnings for the year and individual performance against specific goals, among other things.

The Committee determined that no performance bonus compensation was earned during 2003.

Stock Option Plan

The 1998 Stock Option Plan permits the Company to award stock-based incentives to its employees. The Company’s executive officers and other key employees have occasionally received grants of options under the plan in previous years. There were no stock option awards during 2003 and there are no outstanding options at December 31, 2003.

Tax deductibility of compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, places a $1 million cap on the amount that a publicly traded corporation may deduct for compensation paid to each of its top five most highly compensated executive officers employed by the Company on the last day of the Company’s fiscal year. “Performance-based compensation”—compensation approved by the Company’s stockholders and administered by the Committee in accordance with IRS regulations—is excluded from the $1 million cap.

The Committee’s goal is to ensure that awards paid under the bonus plan qualify as performance-based compensation and are therefore fully deductible by the Company for income tax purposes.

Compensation Committee

Ernst A. Burri, Chairman

Charles J. Roesslein

Henry U. Wheatley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

At their meeting on March 22, 2004, members of the Audit Committee unanimously approved the following report to stockholders:

As members of the Audit Committee of the Board of Directors of Atlantic Tele-Network, Inc., we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and have discussed with the auditors the auditors’ independence. The Audit Committee has determined that the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Forms 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003, is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Charles J. Roesslein, Chairman

Ernst A. Burri

Henry U. Wheatley

Compensation of Directors

Directors who are not officers or employees of the Company (each an “Eligible Director”) are paid an annual retainer of $40,000 plus $3,000 for each meeting of the Board of Directors they attend, $1,500 for each telephonic Board meeting in which they participate, and $1,500 for each Principal meeting of the Audit Committee (limited to a maximum of three Principal meetings per year). In addition to the retainers and meeting fees, the Chairman of the Audit Committee receives $5,000 and the Chairman of the Compensation Committee receives $2,500 annually. All Eligible Directors have the option under a Director’s Remuneration Plan adopted by the Board in 1999 of receiving either 50% or 100% of their annual retainer in the form of Company Common Stock on a deferred basis. For purposes of these elections, such stock is valued at the mean between the high and low reported sales prices of such stock in the last trading day in the month preceding the date of the election. In addition, future Eligible Directors will be given a one time grant of 1,000 shares of Company Common Stock upon their initial election or appointment to the Board which will vest (i) two years after such grant based on continuous service on the Board, (ii) upon termination of service on the Board by reason of death or permanent disability or (iii) upon a change of control, as defined under the Directors’ Remuneration Plan (the “Plan”).

Certain Directors have elected to defer a portion of their unpaid annual retainer for 2004-2005 in the form of Company Common Stock under the Directors Remuneration Plan.

In 2003, the Company entered into indemnification agreements with its Directors that include procedures for reimbursement by the Company of liabilities and expenses which may be incurred in connection with service as a director. The Company also expects to enter into indemnification agreements with individuals who become directors in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2000 the Company bought from the Chairman of the Board and Chief Executive Officer of the Company (the “Chairman”) certain licenses and a company called Antilles Wireless Cable T.V. (“Antilles Wireless”). The Company was represented by its outside directors, who hired independent counsel and Corporate Valuation Advisory, Inc. to advise them. One of the provisions of the sale contract was that the Chairman would reimburse the Company up to $1.5 million if certain licensed business activities of Antilles Wireless did not generate gross profits of $6 million cumulatively in calendar years 2000, 2001 and 2002. At the end of 2002 the Chairman would have owed the Company approximately $1.2 million pursuant to this provision. The contract also provided that the Chairman pledge the 242,424 shares of the Company which constituted part of the consideration paid by the Company for Antilles Wireless as security for his obligations under the contract.

The independent directors of the Company, after consulting independent counsel and corporate counsel, by a majority vote decided to extend the time period for measuring the cumulative gross profits of the specified businesses through 2004, to increase the target profit to $6.5 million and to extend the period of the aforementioned pledge. The primary reason for this amendment was the view of the majority of the independent directors that the intention of establishing a period for reimbursement was to confirm the fair value of Antilles Wireless and that unforeseen circumstances made the 2000 to 2002 period an unfair measuring period. The unforeseen circumstances included siting problems, technical problems on the conversion to digital technology, and additional business acquisitions approved by the Board of Directors which were combined with Antilles Wireless and impeded development of the licensed activities. The amendment also continues the provision which allows the Chairman to earn an additional payment if gross profits during the five year period exceed a specified amount, which amount was increased from $12 million to $13 million.

INFORMATION CONCERNING INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has audited the Company’s accounts since 2002. The Audit Committee has appointed PricewaterhouseCoopers LLP to be the Company’s independent auditors for 2004.

The services provided by PricewaterhouseCoopers LLP in 2004 will include, in addition to performing the consolidated audit, audits of certain domestic and foreign subsidiaries; review of quarterly reports; issuance of letters to underwriters in connection with registration statements, if any, the Company may file with the SEC and consultation on accounting, financial reporting, tax and related matters. Representatives of PricewaterhouseCoopers LLP will be at the meeting, will have an opportunity to make a statement, and will be available to respond to questions.

Arthur Andersen LLP audited the Company’s accounts for 1998, 1999, 2000 and 2001. On July 22, 2002, the Board of Directors, upon the recommendation of its Audit Committee, decided not to re-engage Arthur Andersen LLP (“Andersen”) as the Company’s principal public accountants and engaged PricewaterhouseCoopers LLP to serve as the Company’s principal public accountants for fiscal year 2002.

Andersen’s reports on the consolidated financial statements of the Company and its subsidiaries for the two most recent fiscal years ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through July 22, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

At that time, the Company provided Andersen with a copy of the foregoing disclosures. Andersen informed the Company that it was unable to provide a letter stating whether it is in agreement with such statements.

During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through July 22, 2002, the Company did not consult PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary for the year ended December 31

	2003
	Pricewaterhouse Coopers LLP (1)	Deloitte & Touche LLP (2)	Total
Audit Fees	$165,720	$51,956	$217,676
Audit Related Fees	37,286	10,000	47,286
Tax Fees	8,181	63,960	72,141
All Other Fees	—	—	—

Total Fees	$211,187	$125,916	$337,103

	2002
	Pricewaterhouse Coopers LLP (1)	Deloitte & Touche LLP (2)	Arthur Andersen LLP (3)	Total
Audit Fees	$180,130	$49,750	$61,389	$291,269
Audit Related Fees	—	10,000	—	10,000
Tax Fees	—	44,000	—	44,000
All Other Fees	—		—

Total Fees	$180,130	$103,750	$61,389	$345,269

1.	The principal auditor of Atlantic Tele-Network, Inc. and its subsidiaries. Pricewaterhouse Coopers LLP also provided services related to potential acquisitions as to the possible book and tax treatment of the transactions.
2.	The audit firm for the Guyana Telephone and Telegraph Company, Ltd, the principal subsidiary of Atlantic Tele-Network, Inc. Deloitte & Touche also provides tax and pension accounting services to the Company.
3.	Represents fees paid.

In accordance with procedures set forth in the Audit Committee charter, the Committee pre-approved all engagements regarding auditing services and permitted non-auditing services.

PERFORMANCE GRAPH

On December 30, 1997, the Company was split into two separate public companies. One, Emerging Communications, Inc. (“ECI”), contained all of the Company’s telephone operations in the U.S. Virgin Islands. The other, the Company, continued all of the Company’s operations in Guyana. In connection with the transaction, the Company’s Common Stock was reduced by 60% (in effect a 1:2.5 reverse stock split).

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock from December 31, 1998 through December 31, 2003 with the cumulative total return of the Standard and Poor’s 500 Index, the NASDAQ Telecommunications Index, the common stock of a peer groups of companies, identified in the C.A. Turner Utility Reports on “small telephone companies.” In the March 2004 report these telephone companies are: CT Communications, Inc., D&E Communications, Inc., Hector Communications Corp., Hickory Tech Corp., North Pittsburgh Sys, Inc., Surewest Communications Company, US LEC Corp., and Warwick Valley Telephone Company (“The Peer Group Index”). Prior years’ peer group also included Ntelos, Inc. which filed for Chapter 11 bankruptcy protection in 2003. The comparative data assumes $100.00 was invested on December 31, 1998 in the Common Stock and in each of the indices referred to above and assumes that dividends, if any, were reinvested.

*	$100 invested on 12/31/98 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

Copyright	© 2003, Standard & Poor’s, a division of The Mc-Graw-Hill Companies, Inc. All rights reserved.
www.researchdatagroup.com/S&P.htm

Other Corporate Governance Matters

To communicate with the Audit Committee regarding issues or complaints about questionable accounting, internal accounting controls or auditing matters, contact the Audit Committee by writing to “Audit Committee, Atlantic Tele-Network, Inc., P.O. Box 12030, St. Thomas, VI 00801-5030.”

To send communications to the Board of Directors or to individual members of our Board, stockholders write to “Board of Directors, Atlantic Tele-Network, Inc., P.O. Box 12030, St. Thomas, VI 00801-5030.”

The Company has adopted a code of ethics that applies to its chief executive officer, chief financial officer, chief accounting officer, controller and other employees. The code of ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K.

Availability of Financial and Other Information

The Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K are available on the Company website, www.atni.com. These filings and other SEC filings, including the Company’s proxy statement, are available to the public over the Internet at the SEC’s website, www.sec.gov.

A copy of these filings may be obtained, at no cost, by writing or telephoning the Company at the following address: Chief Financial Officer, Atlantic Tele-Network, Inc., P.O. Box 12030, St. Thomas, VI 00801-5030. Telephone (340) 777-8000.

The Company’s Annual Report for the year ended December 31, 2003, is being mailed to stockholders with this proxy statement, but the Annual Report is not incorporated in this proxy statement and is not deemed to be part of the proxy soliciting material.

Other Business

The Company does not know of any other matters that will be presented at this meeting. However, if other business does come before the meeting, each person named in the proxy will vote such proxy in accordance with his or her respective judgment on such matters. Minutes of the last Annual Meeting of Stockholders will be approved. Management’s reports will be heard and received.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

All suggestions from stockholders are given careful attention. Proposals intended for consideration at next year’s Annual Meeting of Stockholders should be sent to the Company’s Secretary at P.O. Box 12030, St. Thomas, VI 00801-5030 and must be received by December 17, 2004, to be included in the Company’s proxy materials for that meeting. Such proposals may be included in next year’s proxy materials if they comply with certain rules and regulations promulgated by the SEC. A stockholder who wishes to make a proposal at the 2005 Annual Meeting, but does not wish to have the proposal included in the proxy statement for that meeting, must give notice of the proposal to the Secretary of the Company no later than March 7, 2005 in order for the notice to be considered timely under Rule 14a-4(c) of the Securities and Exchange Commission.

By Order of the Board of Directors

DOUGLAS J. MINSTER

Secretary

April 16, 2004

A COPY OF THE COMPANY’S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, INCLUDING THE FINANCIAL STATEMENTS, ENCLOSED INSIDE A DESCRIPTIVE COVER, WHICH SERVES AS THE COMPANY’S ANNUAL REPORT, ACCOMPANIES THIS PROXY STATEMENT. COPIES OF THE EXHIBITS TO THE 2003 FORM 10-K ARE AVAILABLE UPON WRITTEN REQUEST TO THE FOLLOWING ADDRESS:

ATLANTIC TELE-NETWORK, INC.

ATTN: SECRETARY

P.O. BOX 12030

ST. THOMAS, VI 00801-5030

APPENDIX A

ATLANTIC TELE-NETWORK, INC.

AUDIT COMMITTEE CHARTER

(as adopted on December 1, 2003)

Policy

The Board of Directors of Atlantic Tele-Network, Inc. (the “Company”) has established an Audit Committee (the “Committee”) with the general responsibilities and specific duties described below.

Membership

The Committee shall consist of at least three directors, each of whom will satisfy the independence and experience requirements of the American Stock Exchange and the Securities and Exchange Act of 1934 and the rules promulgated thereunder. Members of the Committee shall be considered independent if, among other things, they have no relationship to the Company that could interfere with the exercise of their independence from management and the Company. A Committee member may not, other than in his or her capacity as a member of the Committee, Board or any other Board committee, accept any consulting, advisory or other compensatory fee from the Company or be an affiliated person of the Company or any Company subsidiary. As determined by the Board of Directors, members of the Committee shall be financially literate at the time of appointment. At least one Committee member shall be an “audit committee financial expert” as defined in the rules promulgated by the Securities and Exchange Commission. The chairman of the Committee shall be financially sophisticated as determined by the Board in accordance with the American Stock Exchange requirements. The Board of Directors shall appoint the Committee and its Chairman annually.

Purpose and Responsibilities

The Committee’s responsibility is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies, internal controls, financial reporting practices and business conduct of the Company. The Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended. The Committee is authorized to engage (at the Company’s expense) independent counsel and other advisors having special competence as necessary to assist the Committee in fulfilling its responsibility. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and/or the independent accountant. The independent accountant is ultimately accountable to the Committee.

Attendance

The Committee shall meet on at least a quarterly basis, or more frequently as circumstances require. All members of the Committee shall endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum.

Minutes of Meetings

Minutes of each meeting shall be prepared and sent to Committee members and to Company Directors who are not members of the Committee.

Specific Duties

The Committee shall have the following duties:

1.	Review with the Company’s management and the independent accountant, the Company’s policies and procedures, as appropriate, to reasonably assess the adequacy of internal controls, the adequacy of the Company’s accounting policies, systems and procedures, and the adequacy of the Company’s financial reporting.

2.	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

3.	Review the Committee’s Charter annually, and update as appropriate.

4.	Review and evaluate the effectiveness of the Company’s process for assessing significant risks or exposures and the process for evaluating control effectiveness in light of those risks. Review with management, the independent accountant and the Chief Corporate Auditor issues relating to the system of internal controls, including significant audit findings and recommendations.

5.	Review with the Chief Corporate Auditor and independent accountant the completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of auditing resources resulting from the coordination of audit efforts.

6.	Consider the scope of the internal audit plan and the role of internal auditors.

7.	With respect to the independent accountant:

a.	Have ultimate authority and direct responsibility for the appointment, compensation, retention and oversight of the independent accountant employed by the Company for the purposes of preparing or issuing an audit report or related work;

b.	Evaluate the independent accountant’s performance and terminate the services of the independent accountant as necessary;

c.	Determine the independence of the independent accountant by obtaining a formal written statement delineating all relationships between the independent accountant and the Company;

d.	Be responsible for actively engaging in a dialogue with the independent accountant with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountant;

e.	Take appropriate action in response to the auditor’s statement to ensure the independence of the independent accountant;

f.	Review, prior to the annual audit, the scope and general extent of the independent accountant’s audit examinations;

g.	Discuss with the independent accountant the quality of the Company’s financial accounting personnel, and any relevant recommendations that the independent accountant may have;

h.	Preapprove all audit and non-audit services provided to the Company by the independent accountant; provided that:

•	to the extent permitted under the Securities Exchange Act, the Committee need not preapprove de minimus services if such services are approved by the Committee or the designated Committee member as described below prior to completion of the audit;

•	any non-audit services approved by the Committee shall be disclosed to investors in the Company’s periodic reports filed with the Securities and Exchange Commission;

•	the Committee may delegate to one or more designated Committee members the authority to grant approvals required hereunder;

•	the decisions of any Committee member so selected must be presented to the Committee at its next scheduled meeting; and

A-2

•	the independent accountant shall not be authorized to perform any prohibited non-audit services.

i.	Review with the independent accountant:

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant;

•	All critical accounting policies and practices to be used; and

•	Other material written communications between the independent accountant and Company management, such as any management letter or schedule of unadjusted differences.

j.	Instruct the independent accountant to communicate and report directly to the Audit Committee.

8.	Review with management and the independent accountant the Company’s quarterly and annual financial statements prior to being made public in a press release and prior to the filing of its quarterly reports on Form 10-Q and the annual report on Form 10-K.

9.	Review the Company’s Code of Ethics and make recommendations as the Committee may deem appropriate.

10.	Receive and review reports from the Company management and Counsel, if appropriate, relating to legal and regulatory matters that may have a material impact on the Company’s financial statements.

11.	Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

12.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

13.	Perform such other functions as may be required by law, the Company’s Certificate of Incorporation or By-Laws or as may be assigned to the Committee, with its concurrence, by the Board.

14.	Periodically meet with management and the Chief Corporate Auditor separately to discuss any matters that should be discussed privately with the Committee.

15.	Meet privately with the independent accountant on at least a quarterly basis.

16.	Review and oversee all related party transactions entered into by the Company in accordance with the American Stock Exchange requirements.

General

The Committee shall have such additional authority and duties as the Board of Directors by resolution shall prescribe.

A-3

APPENDIX B

ATLANTIC TELE-NETWORK, INC.

COMPENSATION COMMITTEE CHARTER

(as adopted on December 1, 2003)

Policy

The Board of Directors of Atlantic Tele-Network, Inc. (the “Company”) has established a Compensation Committee (the “Committee”) with the general responsibilities and specific duties described below.

Membership

Annually, the Board shall elect a Compensation Committee consisting of at least three members of the Board of Directors. The Board shall appoint a chairman of such Committee who shall be one of its members.

Members of the Committee shall be members of the Board of Directors who are not employees of Atlantic Tele-Network, Inc. (the “Company”) or any of its subsidiaries. Each Committee member shall meet the independence requirements established by the American Stock Exchange and the Board of Directors. In addition, each Compensation Committee member shall be an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code.

The Committee shall have the authority to delegate its responsibilities to subcommittees as the Committee sees fit and to hire such outside advisors as it sees fit. Removal of Committee members shall be in the discretion of the Board.

Purpose and Responsibilities

The purpose of the Committee is to discharge the Board’s responsibilities relating to compensation of Company executives. In discharging these responsibilities, the Committee shall:

1.	Establish the salary and other compensation of the Chief Executive Officer;

2.	Consult with the Chief Executive Officer in connection with his recommendations to the Board of Directors with respect to the salaries and other compensation of all other officers of the Company and its subsidiaries which are to be approved by the Board;

3.	Evaluate the Company’s officers, including the Chief Executive Officer, and approve quantitative and qualitative goals selected for the year as recommended by the Chief Executive Officer;

4.	Periodically review the Company’s 1994 Incentive Plan and other equity compensation plans;

5.	Periodically examine the compensation structure of the Company to determine whether the Company is rewarding its directors, officers and other personnel in a manner consistent with sound industry practices and make recommendations to management and the Board of Directors;

6.	Periodically review long-range plans for executive compensation for further consideration by the Board of Directors;

7.	Periodically review with management, and make recommendations to the Board of Directors regarding, the establishment, termination, or amendment of the employee benefit plans of the Company and affiliated companies, including pension plans, severance plans and any other similar plans which the Committee deems desirable to establish from time to time;

8.	Provide an annual report on executive compensation for the Company’s annual proxy statement filed with the Securities and Exchange Commission, in accordance with applicable rules and regulations;

9.	Report its actions and any recommendations to the Board after each Committee meeting;

10.	Periodically review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

11.	Review such other matters within the scope of its responsibilities as the Committee shall determine from time to time, and make such recommendations to the Board with respect thereto as the Committee deems appropriate.

Attendance

All members of the Committee shall endeavor to be present, in person or by telephone, at all meetings; however, two Committee members shall constitute a quorum.

Minutes of Meetings

Minutes of each meeting shall be prepared and sent to Committee members and to Company Directors who are not members of the Committee.

General

The Committee shall have such additional authority and duties as the Board of Directors by resolution shall prescribe.

B-2

DETACH PROXY CARD HERE PLEASE FILL IN, DATE, SIGN AND RETURN THIS x PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF RETURNED IN THE ACCOMPANYING ENVELOPE AND MAILED IN Votes MUST be indicated THE UNITED STATES. (x) in Black or Blue ink. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL: ELECTION OF DIRECTORS. THE SHARES COVERED BY THIS PROXY WILL BE VOTED FOR all x WITHHOLD AUTHORITY x EXCEPTIONS* (as x AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE nominees to vote for all nominees marked to the PROXY WILL BE VOTED FOR THE ELECTION OF THE listed below listed below contrary below) NOMINEES LISTED BELOW. Ernst A. Burri, Cornelius B. Prior, Jr., Charles J. Roesslein and Henry U. Wheatley INSTRUCTION: To withhold authority to vote for any individual nominee mark the “Exceptions” box and To change your address, please mark this box. x write that nominee’s name on the space provided below. *EXCEPTIONS _________________________________________________________________ To include any comments, please mark this box. x S C A N L I N E Please sign exactly as your name appears on this Proxy. If acting as executor, as administrator, trustee, guardian, etc., you should so indicate when signing. If a corporation, please sign in the full corporate name, by duly authorized officer. If a partnership, please sign the full partnership name by authorized person. If shares are held jointly, each stockholder named should sign. Date Share Owner sign here Co-Owner sign here

ATLANTIC TELE-NETWORK, INC. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2004 The undersigned hereby appoints Cornelius B. Prior, Jr. and Martin Budd, and each of them as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all shares of Common Stock of Atlantic Tele-Network, Inc. held of record by the undersigned on April 15, 2004, at the Annual Meeting of Stockholders to be held on May 21, 2004 or any adjournments thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the election of Directors as set forth below and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments thereof. This Proxy is revocable, and the undersigned reserves the right to attend and vote in person. The undersigned hereby acknowledges receipt of the Notice and Proxy Statement, dated April 16, 2004, and the Annual Report to Stockholders for 2003. (Continued on reverse side) ATLANTIC TELE-NETWORK, INC. P.O. BOX 11092 NEW YORK, N.Y. 10203-0092